Exhibit 23. Consent of Experts

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-2496, No. 33-49380, No. 33-72606, No. 333-00933, No. 333-21999, No. 333-37136, No. 333-88088 and No. 333-117992) of Keithley Instruments, Inc. of our reports dated December 2, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

December 13, 2004